Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 65	Trade Date: 10/27/2003
(To Prospectus dated July 22, 2002)	Issue Date: 10/30/2003

The date of this Pricing Supplement is October 27, 2003

CUSIP or Common Code:	41013MWW6	41013MWX4	41013MWY2	41013MWZ9	41013MXA3

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,540,312.50	$3,727,936.00	$3,338,280.00	$21,944,416.00	$3,206,472.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	10/15/2006	10/15/2007	9/15/2008	10/15/2011	10/15/2011

Stated Annual Interest Rate:	2.550%	3.100%	3.600%	Step: 3.200% through 10/14/2005, and 6.000% thereafter (unless called)	4.500%

Interest Payment Frequency:	Quarterly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	1/15/2004	11/15/2003	11/15/2003	11/15/2003	11/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	10/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 65	Trade Date: 10/27/2003
(To Prospectus dated July 22, 2002)	Issue Date: 10/30/2003

The date of this Pricing Supplement is October 27, 2003

CUSIP or Common Code:	41013MXB1	41013MXC9	41013MXD7	41013MXE5

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$521,065.00	$5,203,320.00	$3,570,140.00	$9,511,050.00

Discounts and Commissions:	1.500%	1.750%	2.000%	2.750%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.600%

Maturity Date:	10/15/2013	10/15/2015	10/15/2018	10/15/2028

Stated Annual Interest Rate:	4.900%	5.500%	5.750%	5.900%

Interest Payment Frequency:	Quarterly	Semi	Semi	Quarterly

First Payment Date:	1/15/2004	4/15/2004	4/15/2004	1/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	4/15/2006 Callable one time only at 100% on call date above with 30 days notice.	10/15/2006 Callable one time only at 100% on call date above with 30 days notice.	1/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.